Exhibit 99.1

KinderCare Reports Third Quarter 2024 Financial Results

Portland, Ore. (November 20, 2024) – KinderCare Learning Companies, Inc. (NYSE: KLC) (“KinderCare”), the nation’s largest private provider of high-quality early childhood education by center capacity, today announced financial results for the quarter ended September 28, 2024.

Third Quarter 2024 Highlights

•
Revenue of $671.5 million
•
Income from operations of $54.4 million
•
Net Income of $14.0 million and net income per common share, diluted (1) of $0.15
•
On October 10, 2024, the Company completed its initial public offering ("IPO"), in which it sold 27.6 million shares of common stock, raising approximately $616.2 million in net proceeds

Non-GAAP financial measures

•
Adjusted EBITDA (2) of $71.4 million
•
Adjusted net income (2) of $4.3 million and adjusted net income per common share, diluted (1)(2) of $0.05

“KinderCare delivered strong results during the third quarter of 2024, which marks our first earnings report as a public company,” said Paul Thompson, KinderCare’s Chief Executive Officer. “Revenue growth of 7.5% demonstrates our expanding ability to bring high-quality early childhood education and care to more families and communities. Our goal is to grow KinderCare's market share and profitability on the strong foundation of our national scale in our 2,500 community-based centers and through growing program offerings both at-work and before and after school.”

Mr. Thompson continued, "I'd like to thank the entire KinderCare team for their hard work and dedication over the past year plus, which culminated with our initial public offering and first day of trading in early October. As we move forward, we are excited to continue executing on our strategy to build confidence in kids, families, and the future we share."

Third Quarter 2024 Financial Results

Total revenue increased $47.0 million, or 7.5%, to $671.5 million for the third quarter of 2024 compared to $624.5 million for the third quarter of 2023.

Revenue from early childhood education centers increased by $40.5 million, or 6.9%, for the third quarter of 2024 as compared to the third quarter of 2023, of which approximately 6% was from higher tuition rates and approximately 1% was attributable to increased enrollment. Revenue from early childhood education centers was higher by $10.5 million due to the timing of registration fee billing in the third quarter of fiscal 2024 compared to the second quarter of fiscal 2023.

Revenue from before- and after-school sites increased by $6.5 million, or 16.8%, for the third quarter of 2024 as compared to the third quarter of 2023 primarily due to opening new sites, offering more summer day camps, and increased tuition rates.

Income from operations decreased $4.3 million, or 7.4%, to $54.4 million for the third quarter of 2024 compared to $58.7 million for the third quarter of 2023. The decrease in income from operations was primarily due to a $52.7 million increase in cost of services (excluding depreciation and amortization) as a result of $20.0 million lower cost reimbursements from COVID-19 Related Stimulus recognized and increased personnel costs, offset by increased total revenue as noted above. Net income decreased $2.0 million, or 13.0%, to $14.0 million for the third quarter of 2024 compared to $16.0 million for the third quarter of 2023. The decrease in net income was primarily due to the decrease in income from operations noted above, partially offset by other income and a lower effective tax rate. Net income per common share, diluted (1) was $0.15 for the third quarter of 2024 compared to $0.18 for the third quarter of 2023.

Adjusted EBITDA (2) increased $14.4 million, or 25.1%, to $71.4 million in the third quarter of 2024 compared to $57.0 million in the third quarter of 2023, primarily due to increased revenue from both our early childhood education centers and before- and after-school sites. Adjusted net income (2) increased $7.7 million, or 225.4%, to $4.3 million for the third quarter of 2024 compared to an adjusted net loss (2) of $3.4 million for the third quarter of 2023. Adjusted net income per common share, diluted (1)(2) was $0.05 for the third quarter of 2024 compared to adjusted net loss per common share, diluted (1)(2) of $0.04 for the third quarter of 2023.

As of September 28, 2024, the Company operated 1,573 early childhood education centers and 1,018 before- and after-school sites.

(1)
On October 8, 2024, the Company effected a common stock conversion, in which Class A and Class B common stock were converted to common stock at a ratio of 8.375 to one. All current and prior period outstanding shares and per share amounts have been adjusted to retrospectively reflect the conversion.
(2)
Adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per common share are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP measures are included in the tables at the end of this press release.

Balance Sheet and Liquidity

As of September 28, 2024, the Company had $137.2 million of cash and cash equivalents and $104.2 million of available borrowing capacity under the revolving credit facility, after giving effect to the outstanding letters of credit of $55.8 million.

During the nine months ended September 28, 2024, we generated $156.7 million in cash provided by operating activities, compared to $307.7 million during the same period in 2023, a decrease of $151.0 million, primarily due to lower cost reimbursements from COVID-19 Related Stimulus and the deferred recognition of the employee retention credit ("ERC") and collections on grants receivable in the prior period, partially offset by revenue growth and timing of interest payments in the current period.

Conference Call and Webcast

Management will host a conference call today at 5:00 pm ET to discuss the financial results for the third quarter of 2024. The conference call will be webcast live via our investor relations website https://investors.kindercare.com/overview/default.aspx or via this link. A replay of the webcast will be made available on our investor relations website at the conclusion of the event.

Interested parties may also access the conference call live over the phone by dialing 1-800-579-2543 (Toll-free) or 1-785-424-1789 (Toll) and referencing conference ID “KC3Q24”. Participants are asked to dial in a few minutes prior to the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements about the Company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to address changes in the demand for child care and workplace solutions; our ability to adjust to shifts in workforce demographics, economic conditions, office environments and unemployment rates; our ability to hire and retain qualified teachers, management, employees, and maintain strong employee engagement; the impact of public health crises, such as the COVID-19 pandemic, on our business, financial condition and results of operations; our ability to address adverse publicity; changes in federal child care and education spending policies and budget priorities; our ability to acquire additional capital; our ability to successfully identify acquisition targets, acquire businesses and integrate acquired operations into our business; our reliance on our subsidiaries; our ability to protect our intellectual property rights; our ability to protect our information technology and that of our third-party service providers; our ability to manage the costs and liabilities of collecting, using, storing, disclosing, transferring and processing personal information; our ability to manage payment-related risks; our expectations regarding the effects of existing and developing laws and regulations, litigation and regulatory proceedings; our ability to maintain adequate insurance coverage; and the occurrence of natural disasters, environmental contamination or other highly disruptive events; and other risks and uncertainties set forth under “Risk Factors” in the final prospectus filed with the Securities and Exchange Commission ("SEC") on October 9, 2024, pursuant to Rule 424(b) under the Securities Act, for the Company’s IPO and in its other filings with the SEC. KinderCare does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including EBIT, EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per common share. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects.

Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures, such as net income or net income per common share. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

About KinderCare Learning Companies™

A leading private provider of early childhood and school-age education and care, KinderCare builds confidence for life in children and families from all backgrounds. KinderCare supports hardworking families in 40 states and the District of Columbia with differentiated flexible child care solutions:

•
In neighborhoods, with KinderCare® Learning Centers that offer early learning programs for children six weeks to 12 years old;
•
Crème School®, which offers a premium early education experience using a variety of enrichment classrooms; and
•
In local schools, with Champions® before and after-school programs.

KinderCare partners with employers nationwide to address the child care needs of today’s dynamic workforce. We provide customized family care benefits for organizations, including care for young children on or near the site where their parents work, tuition benefits, and backup care where KinderCare programs are located. Headquartered in Lake Oswego, Oregon, KinderCare operates more than 2,500 early learning centers and sites.

Contacts:

Investors
Sloan Bohlen, Solebury Strategic Communications
investors@kindercare.com

Media
Stephanie Knight, Solebury Strategic Communications
media@kindercare.com

Source: KinderCare

KinderCare Learning Companies, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share data)

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$137,240	$156,147
Accounts receivable, net	100,923	88,086
Prepaid expenses and other current assets	64,656	39,194
Total current assets	302,819	283,427
Property and equipment, net	413,310	395,745
Goodwill	1,119,259	1,110,591
Intangible assets, net	432,149	439,001
Operating lease right-of-use assets	1,372,242	1,351,863
Other assets	82,718	72,635
Total assets	$3,722,497	$3,653,262
Liabilities and Shareholder's Equity
Current liabilities:
Accounts payable and accrued liabilities	$226,680	$154,463
Current portion of long-term debt	15,827	13,250
Operating lease liabilities—current	144,731	133,225
Deferred revenue	28,181	25,807
Other current liabilities	89,114	99,802
Total current liabilities	504,533	426,547
Long-term debt, net	1,496,423	1,236,974
Operating lease liabilities—long-term	1,315,098	1,301,656
Deferred income taxes, net	57,715	60,733
Other long-term liabilities	113,153	120,472
Total liabilities	3,486,922	3,146,382
Total shareholder's equity	235,575	506,880
Total liabilities and shareholder's equity	$3,722,497	$3,653,262

KinderCare Learning Companies, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 28, 2024		September 30, 2023
Revenue	$671,476		$624,468
Costs and expenses:
Cost of services (excluding depreciation and impairment)	521,093	77.6%	468,422	75.0%
Depreciation and amortization	29,641	4.4%	27,069	4.3%
Selling, general, and administrative expenses	65,110	9.7%	68,477	11.0%
Impairment losses	1,257	0.2%	1,776	0.3%
Total costs and expenses	617,101	91.9%	565,744	90.6%
Income from operations	54,375	8.1%	58,724	9.4%
Interest expense	39,459	5.9%	38,451	6.2%
Interest income	(1,260)	(0.2%)	(1,581)	(0.3%)
Other (income) expense, net	(1,937)	(0.3%)	716	0.1%
Income before income taxes	18,113	2.7%	21,138	3.4%
Income tax expense	4,154	0.6%	5,102	0.8%
Net income	$13,959	2.1%	$16,036	2.6%
Net income per common share: (1)
Basic	$0.15		$0.18
Diluted	$0.15		$0.18
Weighted average number of common shares outstanding: (1)
Basic	90,366		90,366
Diluted	90,366		90,366
(1)
On October 8, 2024, the Company effected a common stock conversion, in which Class A and Class B common stock were converted to common stock at a ratio of 8.375 to one. All current and prior period outstanding shares and per share amounts have been adjusted to retrospectively reflect the conversion.

KinderCare Learning Companies, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Nine Months Ended
	September 28, 2024		September 30, 2023
Revenue	$2,016,079		$1,892,186
Costs and expenses:
Cost of services (excluding depreciation and impairment)	1,518,818	75.3%	1,357,299	71.7%
Depreciation and amortization	87,393	4.3%	80,582	4.3%
Selling, general, and administrative expenses	234,148	11.6%	220,597	11.7%
Impairment losses	7,140	0.4%	7,081	0.4%
Total costs and expenses	1,847,499	91.6%	1,665,559	88.0%
Income from operations	168,580	8.4%	226,627	12.0%
Interest expense	119,806	5.9%	114,365	6.0%
Interest income	(5,120)	(0.3%)	(4,119)	(0.2%)
Other income, net	(5,721)	(0.3%)	(1,725)	(0.1%)
Income before income taxes	59,615	3.0%	118,106	6.2%
Income tax expense	18,872	0.9%	30,375	1.6%
Net income	$40,743	2.0%	$87,731	4.6%
Net income per common share: (1)
Basic	$0.45		$0.97
Diluted	$0.45		$0.97
Weighted average number of common shares outstanding: (1)
Basic	90,366		90,366
Diluted	90,366		90,396
(1)
On October 8, 2024, the Company effected a common stock conversion, in which Class A and Class B common stock were converted to common stock at a ratio of 8.375 to one. All current and prior period outstanding shares and per share amounts have been adjusted to retrospectively reflect the conversion.

KinderCare Learning Companies, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Operating activities:
Net income	$40,743	$87,731
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	87,393	80,582
Impairment losses	7,140	7,081
Change in deferred taxes	(761)	(2,690)
Loss on extinguishment of long-term debt, net	895	3,957
Loss on extinguishment of indebtedness to related party	—	472
Amortization of debt issuance costs	4,956	5,589
Equity-based compensation	22,316	13,873
Realized and unrealized gains from investments held in deferred compensation asset trusts	(3,285)	(1,001)
Gain on disposal of property and equipment	(1,505)	(642)
Changes in assets and liabilities, net of effects of acquisitions	(1,156)	112,812
Cash provided by operating activities	156,736	307,764
Investing activities:
Purchases of property and equipment	(94,614)	(89,774)
Payments for acquisitions, net of cash acquired	(10,497)	(3,638)
Proceeds from the disposal of property and equipment	1,537	834
Investments in deferred compensation asset trusts	(6,767)	(5,402)
Proceeds from deferred compensation asset trust redemptions	1,639	1,438
Cash used in investing activities	(108,702)	(96,542)
Financing activities:
Distribution to KC Parent	(320,000)	—
Proceeds from issuance of long-term debt	264,338	1,258,750
Repayment of long-term debt	—	(1,310,881)
Repayment of indebtedness to related party	—	(56,328)
Principal payments of long-term debt	(7,933)	(2,943)
Payments of debt issuance costs	(230)	(7,320)
Repayments of promissory notes	(339)	(777)
Payments of financing lease obligations	(1,223)	(1,370)
Payments of deferred offering costs	(1,725)	—
Payments of contingent consideration for acquisitions	—	(6,917)
Cash used in financing activities	(67,112)	(127,786)
Net change in cash, cash equivalents, and restricted cash	(19,078)	83,436
Cash, cash equivalents, and restricted cash at beginning of period	156,412	105,469
Cash, cash equivalents, and restricted cash at end of period	$137,334	$188,905

KinderCare Learning Companies, Inc.

Condensed Consolidated Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

The following table shows EBIT, EBITDA, and adjusted EBITDA for the periods presented, and the reconciliation to its most comparable GAAP measure, net income, for the periods presented:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net income	$13,959	$16,036	$40,743	$87,731
Add back:
Interest expense	39,459	38,451	119,806	114,365
Interest income	(1,260)	(1,581)	(5,120)	(4,119)
Income tax expense	4,154	5,102	18,872	30,375
EBIT	$56,312	$58,008	$174,301	$228,352
Add back:
Depreciation and amortization	29,641	27,069	87,393	80,582
EBITDA	$85,953	$85,077	$261,694	$308,934
Add back:
Impairment losses (1)	1,257	1,776	7,140	7,081
Equity-based compensation (2)	(1,402)	56	(94)	835
Management and advisory fee expenses (3)	1,216	1,216	3,648	3,648
Acquisition related costs (4)	—	84	16	1,179
Non-recurring distribution and bonus expense (5)	—	—	19,287	—
COVID-19 Related Stimulus, net (6)	(14,908)	(32,160)	(65,683)	(126,857)
Other costs (7)	(760)	970	6,139	8,659
Adjusted EBITDA	$71,356	$57,019	$232,147	$203,479

The following table shows adjusted net income (loss) and adjusted net income (loss) per common share for the periods presented and the reconciliation to the most comparable GAAP measure, net income and net income per common share, respectively, for the periods presented:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net income	$13,959	$16,036	$40,743	$87,731
Income tax expense	4,154	5,102	18,872	30,375
Net income before income tax:	$18,113	$21,138	$59,615	$118,106
Add back:
Amortization of intangible assets	2,284	2,296	6,852	7,131
Impairment losses (1)	1,257	1,776	7,140	7,081
Equity-based compensation (2)	(1,402)	56	(94)	835
Management and advisory fee expenses (3)	1,216	1,216	3,648	3,648
Acquisition related costs (4)	—	84	16	1,179
Non-recurring distribution and bonus expense (5)	—	—	19,287	—
COVID-19 Related Stimulus, net (6)	(14,908)	(32,160)	(65,683)	(126,857)
Other costs (7)	(760)	970	6,139	8,659
Adjusted income (loss) before income tax	5,800	(4,624)	36,920	19,782
Adjusted income tax expense (benefit) (8)	1,497	(1,193)	9,529	5,106
Adjusted net income (loss)	$4,303	$(3,431)	$27,391	$14,676
Net income per common share: (9)
Basic	$0.15	$0.18	$0.45	$0.97
Diluted	$0.15	$0.18	$0.45	$0.97
Adjusted net income (loss) per common share: (9)
Basic	$0.05	$(0.04)	$0.30	$0.16
Diluted	$0.05	$(0.04)	$0.30	$0.16
Weighted average number of common shares outstanding: (9)
Basic	90,366	90,366	90,366	90,366
Diluted	90,366	90,366	90,366	90,396

Explanation of add backs:

(1)
Represents impairment charges for long-lived assets as a result of center closures and reduced operating performance at certain centers due to the impact of changing demographics in certain locations in which we operate and current macroeconomic conditions on our overall operations.
(2)
Represents non-cash equity-based compensation expense in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation.
(3)
Represents amounts incurred for management and advisory fees with related parties in connection with a management services agreement with Partners Group (USA), Inc., a related party of the Company’s ultimate parent, which was terminated upon completion of our IPO.
(4)
Represents costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration, and severance related costs. During the periods presented, these costs were incurred related to the acquisition of Crème School.
(5)
During March 2024, we recognized a $14.3 million one-time expense related to an advance distribution to Class B profit interest units ("PIUs") recipients, which are defined as certain employees, officers, managers, directors, and other providers of services to KC Parent, LP and its subsidiaries (collectively, "PIU Recipients"). In connection with this distribution, we recognized a $5.0 million one-time bonus expense for restricted stock units ("RSUs") and stock options to certain service providers, which are defined as employees, consultants, or directors (collectively, “Participants"), to account for the change in value associated with the March 2024 distribution to PIU Recipients. We do not routinely make distributions to PIU Recipients in advance of a liquidity event or pay bonuses to RSU or stock option Participants outside of normal vesting and we do not expect to do so in the future.
(6)
Includes expense reimbursements and revenue arising from the COVID-19 pandemic, net of pass-through expenses incurred as a result of certain grant requirements. We recognized $16.9 million and $36.9 million during the three months ended September 28, 2024 and September 30, 2023, and $55.9 million and $145.2 million during the nine months ended September 28, 2024 and September 30, 2023, respectively, in funding for reimbursement of center operating expenses in cost of services (excluding depreciation and impairment), as well as $0.2 million and $1.4 million during the three months ended September 28, 2024 and September 30, 2023, and $0.3 million and $3.0 million during the nine months ended September 28, 2024 and September 30, 2023, respectively, in revenue arising from COVID-19 Related Stimulus. Additionally, during the nine months ended September 28, 2024, we recognized $23.4 million of ERC offsetting cost of services (excluding depreciation and impairment) as well as $2.6 million in professional fees in selling, general, and administrative expenses as a result of calculating and filing for ERC. COVID-19 Related Stimulus is net of pass-through expenses incurred as stipulated within certain grants of $2.3 million and $6.0 million during the three months ended September 28, 2024 and September 30, 2023, and $11.4 million and $21.3 million during the nine months ended September 28, 2024 and September 30, 2023, respectively.
(7)
Other costs include certain professional fees incurred for both contemplated and completed debt and equity transactions, as well as costs expensed in connection with prior contemplated offerings. For the three months ended September 28, 2024, other costs include expenses incurred, offset by a refund for costs expensed in a prior period resulting in a net credit to expense, for professional fees incurred as a result of our IPO. For the three months ended September 30, 2023, other costs include expenses incurred related to a contemplated equity transaction. For the nine months ended September 28, 2024, other costs includes $2.9 million in transaction costs associated with our incremental first lien term loan and repricing on our $1,750.0 million senior secured credit facilities and $0.7 million in costs related to our IPO. For the nine months ended September 30, 2023, other costs includes $6.3 million in transaction costs associated with our June 2023 refinancing. These costs represent items management believes are not indicative of core operating performance.
(8)
Includes the tax effect of the non-GAAP adjustments, calculated using the appropriate federal and state statutory tax rate for each adjustment. The non-GAAP tax rate was 25.8% for both the three and nine months ended September 28, 2024 and September 30, 2023. Our statutory rate is re-evaluated at least annually.
(9)
The outstanding shares and per share amounts have been retrospectively adjusted to reflect the common stock conversion, in which the Company converted Class A and Class B common stock to common stock at a ratio of 8.375 to one, which became effective immediately following the effectiveness of the Company's registration statement on Form S-1, as amended (File No. 333-281971) for its IPO.